September 12, 2014

US Securities Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 Re: Canterbury Park Holding Corporation File No. 001-31569	Audit • Tax • Advisory Grant Thornton LLP 200 S 6th Street, Suite 1400 Minneapolis, MN 55402-1459 T 612.332.0001 F 612.332.8361 www.GrantThornton.com

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Canterbury Park Holding Corporation dated September 12, 2014; and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd